Exhibit 4.2

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO.2 TO LOAN AND SECURITY AGREEMENT, dated as of September 27, 2006, by and among Global Crossing Advanced Card Services, Inc., Global Crossing Bandwidth, Inc., Global Crossing Telecommunications, Inc. (collectively, “Borrowers”), certain affiliates of Borrowers, as guarantors (such affiliates, collectively, “Guarantors”), certain financial institutions, as lenders (collectively, the “Lenders”) and Bank of America, N.A., as agent for the Lenders (in such capacity, “Agent”).

WHEREAS, Borrowers, Guarantors, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of May 10, 2006 (as amended, restated, renewed, extended, supplemented, substituted or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, Section 6.2 of the Loan Agreement sets forth certain conditions precedent to the obligation of the Lenders to make the initial Loans and issue Letters of Credit under the Loan Agreement, including, without limitation, the condition precedent that the Loan Parties deliver a written opinion of special regulatory counsel to the Loan Parties, as more fully set forth in Section 6.2(i) of the Loan Agreement (the “Regulatory Counsel Opinion”); and

WHEREAS, the last paragraph of Section 6.2 further provides for the limited issuance of Letters of Credit prior to the satisfaction of the conditions precedent set forth in Section 6.2, provided that all LC Obligations arising from such Letters of Credit are Cash Collateralized; and

WHEREAS, on or about the date hereof, Loan Parties are delivering a Regulatory Counsel Opinion covering each jurisdiction, other than the State of Arizona, in which a Loan Party conducts business or maintains assets; and

WHEREAS, the Loan Parties have requested that, in consideration of the delivery by the Loan Parties of the Regulatory Counsel Opinion, the Agent and the Lenders amend the last paragraph of Section 6.2 of the Loan Agreement to remove the requirement that LC Obligations be Cash Collateralized; and

WHEREAS, Agent and Lenders are willing to accommodate Loan Parties’ request and to amend the Loan Agreement, subject to the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree, notwithstanding anything in the Loan Agreement to the contrary, as follows:

1. Definitions. Each initially capitalized term used herein shall, unless otherwise provided herein, have the meaning ascribed thereto in the Loan Agreement.

2. Amendment. Effective as of the date hereof, the final paragraph of Section 6.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Notwithstanding anything to the contrary set forth in Section 6.3, but in any event subject to all other terms, conditions and provisions of this

Agreement, Agent, Issuing Bank and Lenders shall (x) in the exercise of their discretion, arrange for the issuance of Letters of Credit, and (y) fund Loans, but solely for the purpose of and expressly limited to, the reimbursement of fees, costs and expenses chargeable by Agent or any Lender to any Loan Party hereunder or any other Loan Document.”

3. Acknowledgements and Confirmations.

(a) Each Loan Party acknowledges, confirms and agrees that (i) Agent and Lenders have not waived the Loan Parties’ obligation to deliver a Regulatory Counsel Opinion for the State of Arizona, in form and content satisfactory to Agent, as a condition precedent to the Lenders’ obligation to make the initial Loans; and (ii) the Initial Funding Date has not occurred.

(b) Each Loan Party hereby acknowledges, confirms and agrees that the covenants, agreements and obligations of such Loan Party contained in or incurred under the Loan Agreement or the Other Agreements to which such Loan Party is a party remain, after the execution and delivery by the Loan Parties hereof and after giving effect hereto, the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, and such Loan Party has no valid offset, defense or counterclaim to the enforcement of such covenants, agreements and obligations.

(c) Each Loan Party hereby ratifies and confirms its respective grant to the Agent, for the ratable benefit of the Lenders, of the first priority perfected liens upon, and security interests in, its properties and assets heretofore mortgaged, pledged, granted or assigned to the Agent on behalf of the Lenders under the Loan Agreement and the Other Agreements, and acknowledges and confirms that such first priority perfected liens and security interests, to the extent not heretofore expressly released by Agent in writing, secure and shall continue to secure the Obligations to the Agent and the Lenders under the Loan Agreement and the Other Agreements, subject only to Permitted Encumbrances.

(d) Each Loan Party represents and warrants to Agent and the Lenders that no Default or Event of Default has occurred and is continuing.

(e) Each Loan Party acknowledges and confirms that all representations and warranties made in the Loan Agreement, the Other Agreements and hereunder shall, other than to the extent heretofore expressly waived by Agent in writing, survive the execution and delivery of this Amendment.

4. General Provisions.

(a) Except as specifically set forth herein, no other changes or modifications to the Loan Agreement or the Other Agreements are intended or implied, and in all other respects the Loan Agreement and the Other Agreements remain in full force and effect in accordance with their respective terms as of the date hereof.

(b) This Amendment shall become effective as of the date first written above upon Agent’s receipt of an original of this Amendment duly executed by each Loan Party and each Lender. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(c) This Amendment may be executed in any number of counterparts, all of which counterparts, when taken together, shall constitute one and the same instrument.

(d) This Amendment and the rights and obligations hereunder of each of the parties hereto shall be governed by, and interpreted and determined in accordance with, the laws of the State of New York, without giving effect to conflicts of laws principles that would provide for the application of the law of any other jurisdiction.

(e) WITHOUT LIMITING ANYTHING CONTAINED IN THE LOAN AGREEMENT, TO THE EXTENT LEGALLY PERMISSIBLE, EACH PARTY HERETO WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY LITIGATION RELATING TO TRANSACTIONS UNDER THIS AMENDMENT, THE LOAN AGREEMENT OR ANY OTHER AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

(f) This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the date first above written.

BANK OF AMERICA, N.A., as Agent and as a Lender

By:	/s/ Adam Seiden
Title:	VP – SR Client Manager

BURDALE FINANCIAL LIMITED, as Lender

By:	/s/ B. Gitlin	/s/ M. Allrod
Title:	Managing Director	Credit Manager

GMAC COMMERCIAL FINANCE LLC, as Lender

By:	/s/ Joseph Skaferowsky
Title:	Director

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GLOBAL CROSSING ADVANCED CARD SERVICES, INC., as a Borrower

By:	/s/ Roger Kuebel
Title:	Treasurer

GLOBAL CROSSING BANDWIDTH, INC., as a Borrower

By:	/s/ Roger Kuebel
Title:	Treasurer

GLOBAL CROSSING TELECOMMUNICATIONS, INC., as a Borrower

By:	/s/ Roger Kuebel
Title:	Treasurer

GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC.

GLOBAL CROSSING USA INC.

GLOBAL CROSSING HOLDINGS USA, LLC

GLOBAL CROSSING NORTH AMERICA, INC.

GLOBAL CROSSING LATIN AMERICA & CARIBBEAN CO.

MAC LANDING CORP.

GT LANDING CORP.

GC PACIFIC LANDING CORP.

PAC LANDING CORP.

US CROSSING, INC.

GLOBAL CROSSING EMPLOYEE SERVICES INC.

GLOBAL CROSSING DEVELOPMENT CO.

GC DEV. CO., INC.

ALC COMMUNICATIONS CORPORATION

GT LANDING II CORP.

GLOBAL CROSSING INTERNET DIAL-UP, INC.

GLOBAL CROSSING MANAGEMENT SERVICES, INC.

SUBSIDIARY TELCO, LLC

GLOBAL CROSSING GLOBALCENTER HOLDINGS, INC.

GLOBAL CROSSING TELEMANAGEMENT, INC.

GLOBAL CROSSING NORTH AMERICAN NETWORKS, INC.

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GLOBAL CROSSING LOCAL SERVICES, INC.

GLOBAL CROSSING VENTURES, INC.

GLOBAL CROSSING TELEMANAGEMENT VA, LLC

BUDGET CALL LONG DISTANCE, INC.

METACLORIN INVESTCO II, INC.

EQUAL ACCESS NETWORKS, LLC

OLD INTER EXCHANGE NETWORKS, INC.

BUSINESS TELEMANAGEMENT, INC.

GLOBAL CROSSING GOVERNMENT MARKETS USA, INC.

GLOBAL CROSSING BILLING, INC.

GLOBAL CROSSING TELECOMMUNICATIONS-CANADA, LTD.

GLOBAL CROSSING CONFERENCING -CANADA, LTD.

GLOBAL CROSSING WORLDWIDE CUSTOMER HELP DESK CANADA, LTD., each as a guarantor

By:	/s/ Roger Kuebel
Title:	Treasurer of each

Non-Recourse Guarantor:

GC PAN EUROPEAN CROSSING LUXEMBOURG II S.A.R.L.

By:	/s/ Roger Kuebel by power-of-attorney
Title:

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